UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 6, 2019
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 ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (817) 928-1500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement
On February 7, 2019, Elevate Credit, Inc. (the “Company”) and certain subsidiaries, consolidated variable interest entities (VIEs) and Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and the holders (in such capacity, the “Agent”) entered into: the Fifth Amended and Restated Financing Agreement by and among Rise SPV, LLC, Today Card LLC, Elevate Credit International Ltd., and Elevate Credit Service, LLC as borrowers, the guarantors party thereto, the lenders party thereto, and the Agent ("the VPC Facility"); the Amended and Restated Financing Agreement by and among Elastic SPV, Ltd. as borrower, the guarantors party thereto, the lenders party thereto and the Agent ("the ESPV Facility"); and the Financing Agreement by and among EF SPV, Ltd. as borrower, the guarantors party thereto, the lenders party thereto and the Agent ("the EF SPV Facility" and, together with the VPC Facility and the ESPV Facility, the "Amended Financing Agreements”). The following provides a summary of the Amended Financing Agreements:

•
Pricing is the greater of 3-month LIBOR, the 3-month LIBOR swap rate, or 1% plus 7.5% for all product facilities (excluding the subordinated debt) effective February 1, 2019, for the VPC Facility and EF SPV Facility, and effective July 1, 2019 for the ESPV Facility.

•	The EF SPV portion of the US Term Note will be moved from the VPC Facility to its own credit facility, the EF SPV Facility.

•	Over $1 billion in commitments split between the VPC, EF SPV, and ESPV Facilities.

•	20% revolver in the first quarter of each year for each product facility and a 25 bps reduction in the cost of funds in both 2020 and 2021 subject to meeting certain net income thresholds.

•	Extension of the maturity date to January 1, 2024 (except for the $35 million in subordinated debt which continues to have a maturity date of February 1, 2021).

•	$2.4 million amendment fee in the first quarter of 2019.

•
Enhanced financial covenants including minimum cash requirements, excess spread requirements, maximum roll rate and charge-off rate levels, maximum loan-to-value ratios, and a minimum book value of equity requirement.

The foregoing description of the Amended Financing Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Financing Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 above is incorporated herein by reference.

Item 5.03	Amendments in Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective as of February 6, 2019, the Company adopted Amended and Restated Bylaws (the "Restated Bylaws") to provide that the annual meeting of the Board of Directors (the "Board") shall be held immediately after the annual stockholders' meeting or at such other place and time as the Board shall decide.

A copy of the Restated Bylaws is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws
10.1∞
Fifth Amended and Restated Financing Agreement dated February 7, 2019 by and among Rise SPV, LLC, Today Card LLC, Elevate Credit International Ltd., and Elevate Credit Service, LLC as borrowers, the guarantors party thereto, the lenders party thereto and Victory Park Management, LLC as administrative agent and collateral agent.

10.2
Amended and Restated Financing Agreement dated February 7, 2019 by and among Elastic SPV, Ltd. as borrower, the guarantors party thereto, the lenders party thereto and Victory Park Management, LLC as administrative agent and collateral agent.

10.3
Financing Agreement dated February 7, 2019 by and among EF SPV, Ltd. as borrower, the guarantors party thereto, the lenders party thereto and Victory Park Management, LLC as administrative agent and collateral agent.

∞	Confidential treatment has been requested as to certain portions of this exhibit, which portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.

Dated:	February 11, 2019	By:	/s/ Christopher Lutes
Christopher Lutes
Chief Financial Officer